Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-233136) of Eltek Ltd, and

(2)	Registration Statement (Form S-8 No. 333-233958) pertaining to the Eltek Ltd 2018 Israeli Share Award Plan of Eltek Ltd;

Of our report dated April 8, 2025, with respect to the consolidated financial statements of Eltek Ltd included in this Annual Report (Form 20-F) of Eltek Ltd. for the year ended December 31, 2024.

KOST FORER GABBAY & KASIERER
A member of EY Global

April 8,2025
Tel Aviv, Israel